UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 20, 2012
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 20, 2012, Shelter Express Corp. (the “Seller”) and Manisha Patel (the “Purchaser”) entered into a share purchase agreement (the “Agreement”) for the sale of all of the issued and outstanding shares of capital stock (the “Shares”) of Seller’s wholly-owned subsidiary, Shelter Electric Maintenance Corp. (the “Company”) to Purchaser.  Shelter Express Corp., is a wholly-owned subsidiary of GTJ Co, Inc.  GTJ Co, Inc. is owned 40% by Green Acquisition, Inc.; 40% by Triboro Acquisition, Inc.; and 20% by Jamaica Acquisition Inc., all of which are wholly-owned subsidiaries of GTJ REIT, Inc.

Under the Agreement, Purchaser will pay to Seller $492,247, upon Purchaser’s collection of the first $492,247 from the Company’s net realizable accounts receivable and retainage, as of September 15, 2012 (the “Acquired Receivables”).  The amount of the Acquired Receivables may be subject to adjustment as provided for in the Agreement.

Prior to the Closing, Purchaser will use commercially reasonable efforts to substitute the Company’s performance bonds which are outstanding pursuant to certain contracts being acquired by Purchaser (and release any guarantees thereof), with comparable performance bonds acceptable by the project owners or general contractors, as the case may be.  In the event an acceptable substitution of the performance bonds (and release of related guarantees) is not obtained, either party may terminate the Agreement.

In addition, the closing of the transactions contemplated under the Agreement is subject to and contingent upon Purchaser securing the consent of all the third parties to the Acquired Agreements, if necessary.  In the event the third parties to such agreements do not consent to the Purchaser’s purchase of the Shares, Purchaser may terminate the Agreement.

Purchaser will also assume certain liabilities of the Company as specified in the Agreement.  The Agreement contains usual and customary representations and warranties of the parties, conditions to closing and indemnification obligations.  GTJ REIT, Inc. is a signatory to the Agreement solely for indemnification purposes.

The December 31, 2012 outside closing date of the transactions contemplated under the Agreement was extended by fifteen (15) days to January 15, 2013 by written notice from Seller to Purchaser.

THE FOREGOING IS A SUMMARY OF THE MATERIAL TERMS OF THE AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE AGREEMENT.  YOU ARE ENCOURAGED TO READ THE AGREEMENT IN ITS ENTIRETY. A COPY OF THE SAME IS ATTACHED AS AN EXHIBIT TO THIS CURRENT REPORT ON FORM 8-K AND THE TEXT IS HEREBY INCORPORATED BY REFERENCE. CAPITALIZED TERMS NOT HEREIN DEFINED HAVE THE MEANING ASCRIBED TO SUCH TERMS IN THE AGREEMENT.

Item 9.01                      Financial Statements and Exhibits.

10.1	Share Purchase Agreement by and between Shelter Express Corp., and Manisha Patel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2012	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer